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                                                                    Exhibit 10.4

                         DISBURSEMENT ACCOUNT AGREEMENT

        This DISBURSEMENT ACCOUNT AGREEMENT (this "AGREEMENT") is dated as of June 4, 2002, and entered into by and among LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI"), VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR", and jointly and severally with LVSI, "PLEDGOR"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as Administrative Agent (in such capacity herein called "SECURED PARTY"), and THE BANK OF NOVA SCOTIA, as custodian and securities intermediary for the Pledgor and Secured Party (in such capacity, "SECURITIES INTERMEDIARY").

                             PRELIMINARY STATEMENTS

    A. THE PHASE I-A PROJECT. LVSI and VCR, propose to develop, construct and operate the Phase I-A Project at the Venetian Casino Resort.

    B. CREDIT AGREEMENT. Concurrently herewith, LVSI, VCR, the Administrative Agent, the Syndication Agent and the Lenders have entered into a Credit Agreement pursuant to which the Lenders have agreed, subject to the terms thereof, to provide Credit Extensions to LVSI and VCR, jointly and severally, in an aggregate amount and for purposes specified therein.

    C. CAPACITY AND OBLIGATIONS OF SECURED PARTY. The Secured Party has entered into this Agreement pursuant to the Credit Agreement and is obligated to exercise its rights and perform its duties hereunder in accordance with the Credit Agreement.

    D. CONDITION. It is a condition precedent to the making of Loans and other extensions of credit under the Credit Agreement by the Lenders that Pledgor shall establish the Disbursement Account, grant control of the Disbursement Account to the Secured Party, and undertake the obligations contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to enter into the Credit Agreement and make loans and other extensions of credit thereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

        SECTION 1. CERTAIN DEFINITIONS.

        (a) SPECIFIC DEFINITIONS. The following terms used in this Agreement shall have the following meanings:

        "BROKER-DEALER" means a person registered as a broker or dealer under the Securities Exchange Act of 1934, as amended.

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        "COLLATERAL" means (i) the Disbursement Account, (ii) all amounts held from time to time in the Disbursement Account, (iii) all Investments, including all Financial Assets, security entitlements, securities (whether certificated or uncertificated), instruments, accounts, general intangibles and deposits representing or evidencing any Investments, (iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

        "DISBURSEMENT ACCOUNT" is defined in Section 2(a).

        "DISBURSEMENT SECURED PARTIES" shall have the same meaning as "Secured Parties" under the Credit Agreement.

        "ENTITLEMENT ORDER" shall have the meaning set forth in Section 8-102(a)(8) of the UCC or any successor section.

        "FINANCIAL ASSET" shall have the meaning set forth in Section 8-102(a)(9)(iii) of the UCC or any successor section.

        "INVESTMENTS" means any Financial Assets credited to the Disbursement Account, and any other property acquired by Securities Intermediary as securities intermediary hereunder in exchange for, with proceeds from or distributions on, or otherwise in respect of any Investments.

        "OVERNIGHT INVESTMENTS" means an interest bearing overnight deposit account with a Canadian branch of The Bank of Nova Scotia.

        "PERMITTED INVESTMENTS" means Cash and Cash Equivalents.

        "SECURED OBLIGATIONS" means the Obligations.

        "SECURITIES INTERMEDIARY" is defined in the preamble.

        "SUSPENSION PERIOD" means each period beginning on the occurrence of a Potential Event of Default or Event of Default and continuing so long as any Potential Event of Default or Event of Default shall continue.

        (b) GENERAL PROVISIONS. Capitalized terms used but not defined herein shall have the meaning given to such terms in the Credit Agreement. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the UCC are used herein as therein defined. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. When a reference is made in this Agreement to an Appendix, Exhibit, Introduction, Recital, Section or Schedule, such reference shall be to an Appendix, an Exhibit, the Introduction, a Recital or a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or

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interpretation of this Agreement. Whenever the words "include, "includes" or
"including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

        SECTION 2. ESTABLISHMENT AND OPERATION OF THE DISBURSEMENT ACCOUNT.

        (a) ESTABLISHMENT OF DISBURSEMENT ACCOUNT. Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at One Liberty Plaza, New York, New York 10006, as an account in the name of Secured Party, and under the sole dominion and control of Secured Party, a Securities Account designated as "Account number 02849-12, The Bank of Nova Scotia, as Administrative Agent under the Credit Agreement, dated as of June 4, 2002, Disbursement Account". The Secured Party and the Pledgor agree that this account shall be the "DISBURSEMENT ACCOUNT."

        (b) OPERATIONS OF THE DISBURSEMENT ACCOUNT. The Disbursement Account shall be operated, and all Investments shall be acquired and registered or held (as applicable), in accordance with the terms of this Agreement and the directions of Secured Party.

        (c) ACCOUNT STATEMENTS. Securities Intermediary shall send Secured Party and Pledgor written account statements with respect to the Disbursement Account not less frequently than monthly. Reports or confirmation of the execution of orders and statements of account shall be conclusive if not objected to in writing within 30 days after delivery pursuant to Section 21.

        SECTION 3. MECHANICS OF DEPOSITS OF FUNDS IN THE DISBURSEMENT ACCOUNT.

        (a) ACKNOWLEDGEMENT OF DEPOSIT. Securities Intermediary and Secured Party acknowledge the deposit of $185,000,000 in the Disbursement Account on the date hereof.

        (b) TRANSFERS TO THE DISBURSEMENT ACCOUNT. All transfers of funds to the Disbursement Account shall be made by wire transfer (or, if applicable, intra-bank transfer from another account of Pledgor with Securities Intermediary) of immediately available funds, in each case addressed as follows:

                The Bank of Nova Scotia - New York Agency
                ABA #0260-0253-2
                for credit to account #02849-12
                i/n/o The Bank of Nova Scotia as collateral agent for Las Vegas Sands / Venetian Casino Resort Disbursement Account
                Attention: Robert Ivy

        SECTION 4. PERMITTED INVESTMENTS AND TRANSFERS OF AMOUNTS IN THE DISBURSEMENT ACCOUNT.

        (a) STRICT COMPLIANCE. Except in connection with any Disbursement, cash held by Securities Intermediary in the Disbursement Account shall not be (i) invested or reinvested, (ii) sold or redeemed, or (iii) transferred from the Disbursement Account, except as provided in this Section 4.

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        (b) PLEDGOR'S RIGHT TO DIRECT INVESTMENT. Except during any Suspension
Period, Securities Intermediary shall, in accordance with Pledgor's written Entitlement Orders given to Securities Intermediary from time to time, sell or redeem Investments, and apply amounts transferred to, or held for the credit of, the Disbursement Account to make Investments, in Securities Intermediary's name and as custodian under this Agreement, in Permitted Investments. During any Suspension Period, (i) Pledgor's right to direct such Investments under this
Section 4(b) shall be suspended, and Securities Intermediary shall not accept Entitlement Orders with respect to the Disbursement Account from any person other than Secured Party; and (ii) any credit balances shall be invested and reinvested only as provided in Section 4(c).

        (c) OVERNIGHT INVESTMENTS. To the extent that there are credit balances expected in the Disbursement Account as of the end of the day, or as of 12:00 noon, New York time on any Business Day after settlement of all pending transactions, unless otherwise instructed by Secured Party or Pledgor pursuant to Section 4(b), Securities Intermediary shall apply the expected credit balances to acquire Overnight Investments. Any Overnight Investments shall be held for the credit of the Disbursement Account. Pledgor hereby acknowledges that, as foreign deposit accounts, "Overnight Investments" may not benefit from any protections afforded to domestic depositors by state or Federal law, may have a lesser preference in a liquidation than a domestic deposit, and are subject to cross-border risks. No U.S. licensed office of The Bank of Nova Scotia separately guarantees or promises the repayment of any Overnight Investment.

        (d) ACTIONS OF SECURITIES INTERMEDIARY ON PURCHASE OF INVESTMENTS. Promptly upon the purchase, acquisition or transfer for credit of the Disbursement Account of any Investment, Securities Intermediary shall take all steps that it customarily takes in the ordinary course of its business to ensure that such Investment is credited on its books to the Disbursement Account for which the Investment was acquired. Without limiting the generality of the foregoing, Securities Intermediary shall promptly (i) send to Pledgor and Secured Party a written confirmation of the acquisition of such Investment, and
(ii) indicate by book entry in its records that such Investment has been credited to, and is held for the credit of, the Disbursement Account. Securities Intermediary agrees with Pledgor and Secured Party that any cash, Investments or property credited to, or held for the credit of, the Disbursement Account shall be treated as Financial Assets.

        (e) INTEREST ON DISBURSEMENT ACCOUNT. Amounts held on deposit or as credit balances in the Disbursement Account shall not bear interest, although to the extent invested in Investments (including Overnight Investments), deposit or credit balances may realize interest income.

        (f) CONTROL AGREEMENT. Securities Intermediary shall, if and as directed in writing by Secured Party, without the consent of Pledgor, (i) comply with Entitlement Orders originated by Secured Party with respect to the Disbursement Account and any Security Entitlements therein, (ii) transfer, sell or redeem any of the Collateral, (iii) transfer any or all of the Collateral to any account or accounts designated by Secured Party, including an account established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (iv) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (v) otherwise deal with the Collateral as directed by Secured Party; provided that Secured Party

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agrees not to take any such action unless an Event of Default has occurred and is continuing. Securities Intermediary shall act on any instruction of Secured Party notwithstanding assertions or proof that (1) Secured Party has no right under Sections 14 or 15 to originate the instruction or take the underlying action; (2) such instruction or action constitutes a breach of this Agreement or any other agreement; or (3) this Agreement has terminated, unless notified in writing by Secured Party that this Agreement has terminated and such notice has not been withdrawn. Nothing contained in this paragraph shall constitute a waiver of by Pledgor of any rights or remedies it may have against Secured Party under this Agreement or any other agreement.

        (g) DEPOSIT OF PROCEEDS. Any interest earned on the Disbursement Account in accordance with Section 4(e), any interest, cash dividends or other cash distributions received in respect of any Investments and the net proceeds of any sale or payment of any Investments shall be promptly credited to, and held for the credit of, the Disbursement Account. Any distribution of property, other than cash in respect of any Investment shall be credited to and held for the credit of the Disbursement Account; PROVIDED THAT, unless otherwise instructed in writing by Secured Party, Securities Intermediary shall, for credit to the Disbursement Account, promptly sell, redeem or otherwise liquidate any such property that, as of the date of receipt, is not a Permitted Investment.

        (h) DISBURSEMENTS. Securities Intermediary shall make Disbursements upon the instruction of Secured Party in accordance with subsection 4.4 of the Credit Agreement.

        SECTION 5. PLEDGE OF SECURITY FOR SECURED OBLIGATIONS. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all Secured Obligations.

        SECTION 6. ACKNOWLEDGEMENT OF SECURITY INTEREST IN FAVOR OF SECURED PARTY; COVENANT AGAINST CREATION OF OTHER INTERESTS.

        (a) ACKNOWLEDGEMENT OF SECURITY INTEREST. Securities Intermediary acknowledges the security interest granted by Pledgor in favor of Secured Party in the Collateral.

        (b) ACKNOWLEDGEMENT OF SECURITIES INTERMEDIARY'S ROLE. Securities Intermediary hereby further acknowledges that it holds the Disbursement Account, and all Security Entitlements therein, as custodian for, for the benefit of, and subject to the control of, Secured Party. Securities Intermediary shall, by book entry or otherwise, indicate that the Disbursement Account, and all Security Entitlements registered to or held therein, are subject to the control of Secured Party as provided in Section 4(f).

        (c) SECURITIES INTERMEDIARY HAS NO NOTICE OF ADVERSE CLAIMS. Securities Intermediary represents and warrants that (i) it has no notice of any adverse claim against any of the Collateral other than the claim of Secured Party under this Agreement; and (ii) it is not, in its capacity as securities intermediary, party to any agreement other than this Agreement that

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governs its rights or duties, or limits or conflicts with the rights of Secured
Party, including the exclusive right of Secured Party to control as provided in
Section 4(f), with respect to the Disbursement Account.

        (d) SECURITIES INTERMEDIARY SHALL NOT ACKNOWLEDGE OTHER CLAIMS. Securities Intermediary agrees that, except as expressly provided in this Agreement or with the written consent of Secured Party, it shall not agree to or acknowledge (i) any right by any Person other than Secured Party to originate Entitlement Orders or control with respect to the Disbursement Account; or (ii) any limitation on the right of Secured Party to originate Entitlement Orders with respect to or direct the transfer of any Investments or cash credited to the Disbursement Account.

        SECTION 7. SECURITIES INTERMEDIARY MAINTENANCE OF THE DISBURSEMENT ACCOUNT.

        (a) TRANSACTIONS SHALL COMPLY WITH RULES. The parties acknowledge that all transactions in Financial Assets under this Agreement shall be in accordance with the rules and customs of the exchange, market or clearing organization, if any, in which the transactions are executed or settled and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

        (b) FEES AND CHARGES OF SECURITIES INTERMEDIARY. Pledgor shall pay to Securities Intermediary, in accordance with Securities Intermediary's usual schedule of charges or any written agreement between Securities Intermediary and Pledgor, any fees or charges reasonably imposed by Securities Intermediary with respect to the establishment, maintenance and transactions in or affecting the Disbursement Account.

        (c) SECURITIES INTERMEDIARY SHALL NOT PERMIT LEVERAGE OF INVESTMENTS. Securities Intermediary shall not execute any transaction to acquire a Financial Asset under Section 4(b) unless there are sufficient funds in the Disbursement Account or reasonably expected with respect to pending transactions in the Disbursement Account to settle such transaction for the account of the Disbursement Account. Notwithstanding the foregoing sentence, in the event that Securities Intermediary executes a transaction without adequate funds to settle the transaction, Pledgor shall be liable to Securities Intermediary for any deficiency and shall promptly reimburse Securities Intermediary for any loss or expense incurred thereby, including losses sustained by reason of Securities Intermediary's inability to borrow any securities or other property sold for the Disbursement Account. Pledgor agrees to pay interest charges which may be imposed by Securities Intermediary in accordance with its usual custom, with respect to late payments for Financial Assets purchased for the Disbursement Account and prepayments to any Disbursement Account (i.e., the crediting of the proceeds of sale before the settlement date or receipt by Securities Intermediary of the items sold in good deliverable form). Pledgor agrees to pay promptly any amount which may become due in order to satisfy demands for additional margin or marks to market with respect to any security purchased or sold on instruction from Pledgor.

        (d) RISK OF INVESTMENTS AND TRANSACTIONS. It is not the intention of the parties that Securities Intermediary should bear any investment risk associated with Permitted Investments or Overnight Investments acquired for the credit of the Disbursement Account in accordance

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with Section 4. Any losses or gains realized on such Investments shall be charged or credited to the Disbursement Account. On committing to a transaction for the credit of the Disbursement Account pursuant to an instruction permitted in accordance with Section 4, Securities Intermediary may, (i) pending settlement, block (A) the Investments to be sold or (B) credit balances sufficient to settle any acquisition and, (ii) at the time of settlement, deliver such Investments or funds in accordance with the rules, custom or practice of the particular market.

        (e) USE OF INTERMEDIARIES AND NOMINEES. Securities Intermediary is authorized, subject to Secured Party's written instructions, to register any Financial Assets acquired by Securities Intermediary pursuant to this Agreement in the name of Securities Intermediary or in the name of its nominee, or to cause such securities to be registered in the name of a Federal reserve bank, a recognized securities intermediary or clearing corporation, or a nominee of any of them. Securities Intermediary may at any time and from time to time appoint, and may at any time remove, any bank, trust company, clearing corporation, or Broker-Dealer as its agent to carry out such of the provisions of this Agreement. The appointment or use of any intermediary, or the appointment of any such agent, shall not relieve Securities Intermediary of any responsibility or liability under this Agreement.

        (f) CORPORATE ACTIONS. Except as otherwise set forth herein, the parties agree that neither Secured Party nor Securities Intermediary shall have any responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to any Financial Assets credited to or held for the credit of the Restricted Securities Account (except based on written instructions originated by Pledgor or Secured Party), or for informing Pledgor or Secured Party with respect thereto, whether or not Securities Intermediary or Secured Party has, or is deemed to have, knowledge of any of the aforesaid. Securities Intermediary is authorized to withdraw securities sold or otherwise disposed of, and to credit the Disbursement Account with the proceeds thereof or make such other disposition thereof as may be directed in accordance with this Agreement. Securities Intermediary is further authorized to collect all income and other payments which may become due on Financial Assets credited to the Disbursement Account, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Pledgor and Secured Party that, although Securities Intermediary will use reasonable efforts to effect the transactions set forth in the preceding sentence, Securities Intermediary shall incur no liability for its failure to effect the same unless its failure is the result of willful misconduct

        (g) DISCLOSURE OF ACCOUNT RELATIONSHIPS. Pledgor and Secured Party acknowledge that Securities Intermediary may be required to disclose to securities issuers the name, address and securities positions with respect to Financial Assets credited to the Disbursement Account, and hereby consent to such disclosures.

        (h) FORWARDING OF DOCUMENTS. Securities Intermediary shall forward to Pledgor and Secured Party, or notify Pledgor and Secured Party by telephone of, all communications received by Securities Intermediary as owner of any Financial Assets credited to the Disbursement Account and which are intended to be transmitted to the beneficial owner thereof.

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        (i) DIRECTION OF SECURED PARTY CONTROLS IN DISPUTES. Pledgor, Securities
Intermediary and Secured Party hereby agree that in the event any dispute arises with respect to the payment, ownership or right to possession of the Disbursement Account or any other Collateral credited to or held therein, Securities Intermediary shall take such actions and shall refrain from taking such actions with respect thereto as may be directed by Secured Party.

        (j) NO SETOFF, ETC. Securities Intermediary shall not exercise on its own behalf any claim, right of set-off, banker's lien, clearing lien, counterclaim or similar right against any of the Collateral; PROVIDED THAT Securities Intermediary may deduct, from any credit balances, any usual and ordinary transaction and administration fees payable in connection with the administration and operation of the Disbursement Account. Except for claims for deductions permitted in the preceding sentence, Securities Intermediary agrees that any security interest it may have in the Disbursement Account or any security entitlement carried therein shall be subordinate and junior to the interest of Secured Party.

        (k) CARE OF FINANCIAL ASSETS. Securities Intermediary shall maintain possession or control of all Financial Assets credited to the Disbursement Account by segregating such Financial Assets from its proprietary assets and keeping them free of any lien, charge or claim of any third party granted or created by Securities Intermediary. Securities Intermediary shall take such other steps to ensure that Financial Assets credited to the Disbursement Account are identified as being held for customers of Securities Intermediary as may required under applicable law, including 17 CFR Part 450, or in accordance with custom and practice in the industry.

        SECTION 8. TRANSACTIONS IN DISBURSEMENT ACCOUNT.

        (a) POWER OF SECURED PARTY TO SELL OR TRANSFER. Pledgor agrees that Secured Party may sell or cause the sale or redemption of any Investment and instruct Securities Intermediary to transfer the proceeds of such sale or any other credit or balance in the Disbursement Account to any third party or account, in either case as provided in Section 14.

                (i) DRAWINGS PERMITTED FROM DISBURSEMENT ACCOUNT. Pledgor has no right to draw Checks against the Disbursement Account during a Suspension Period. Secured Party may periodically deliver to Pledgor preauthorized "Checks" (as defined in Section 3-103(2)(b) of the UCC) drawn against the Disbursement Account in specific amounts to the order of specific vendors or other third party payees of Pledgor and appropriately executed by or for Secured Party. On delivery of Checks to Pledgor, Secured Party shall cause funds in the Disbursement Account to be blocked to the extent necessary to pay such items, and shall not otherwise disburse or apply such related funds (including to make Investments pursuant to Section 4(b)) unless it has withdrawn the authorization to deliver such items to the payees in advance of delivery to the payee as set forth in the following sentence. If any Event of Default has occurred and is continuing, Secured Party may notify Pledgor that it has withdrawn Pledgor's right to deliver specified Checks or similar items, or unblocked the related funds, by written notice. Unless so notified by Secured Party in advance of delivery to the payee, Pledgor is authorized to deliver such Checks to the appropriate payees. If so notified by Secured

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    Party in advance of delivery of any Check to the payee thereof, Pledgor shall promptly return the Check or similar items to Secured Party.

        SECTION 9. REPRESENTATIONS AND WARRANTIES BY SECURITIES INTERMEDIARY. Securities Intermediary hereby represents and warrants to Pledgor and Secured Party as follows:

        (a) CORPORATE POWER. Securities Intermediary has all necessary corporate power and authority to enter into and perform this Agreement.

        (b) EXECUTION AUTHORIZED. The execution, delivery and performance of this Agreement by Securities Intermediary have been duly authorized by all necessary corporate action on the part of Securities Intermediary.

        (c) SECURITIES INTERMEDIARY. Securities Intermediary maintains securities accounts for others in the ordinary course of its business, will maintain the disbursement account in such fashion and therefore is a "securities intermediary" (as that term is defined in Section 8-102(a)(14) of the UCC) and is acting in such capacity with respect to the Disbursement Account. Securities Intermediary is not a "clearing corporation" (as that term is defined in Section 8-102(a)(5) of the UCC).

        (d) SECURITIES ACCOUNT. The disbursement account is a "securities account" as defined in Section 8-501 of the UCC.

        SECTION 10. REPRESENTATIONS AND WARRANTIES. Pledgor represents and warrants as follows:

        (a) OWNERSHIP OF COLLATERAL; SECURITY INTEREST; PERFECTION AND PRIORITY. Pledgor is (or at the time of transfer thereof to Securities Intermediary will be) the legal and beneficial owner of the Collateral from time to time transferred by Pledgor to Securities Intermediary, as agent for Secured Party, free and clear of any Lien except for the security interest created by this Agreement. The pledge and assignment of the Collateral pursuant to this Agreement creates a valid security interest in the Collateral securing the payment of the Secured Obligations. Assuming compliance by Securities Intermediary with this Agreement, Secured Party will have a perfected security interest in the Collateral senior in priority to any other security interest created by Pledgor.

        (b) GOVERNMENTAL AUTHORIZATIONS. Except as may be required under Nevada gaming laws, no authorization, approval or other, action by, and no notice to or filing with, any Governmental Instrumentality is required for either (i) the grant by Pledgor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party or Securities Intermediary of its rights and remedies hereunder (except as may have been taken by or at the direction of Pledgor).

        (c) OTHER INFORMATION. All information heretofore, herein or hereafter supplied to Secured Party or Securities Intermediary by or on behalf of Pledgor with respect to the Collateral and the establishment of the Disbursement Account is accurate and complete in all material respects.

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        SECTION 11. FURTHER ASSURANCES.

        (a) PLEDGOR. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that Secured Party, may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party or Securities Intermediary to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

        (b) SECURITIES INTERMEDIARY. Securities Intermediary shall take such further actions as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party's security interest with respect to the Collateral and to permit Secured Party to exercise its rights with respect to the Collateral.

        SECTION 12. TRANSFERS AND OTHER LIENS. Pledgor agrees that, except for Disbursements, as permitted in Section 4(b) and for the security interest created by this Agreement, it shall not (a) sell, assign (by operation of law or otherwise), redeem or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral.

        SECTION 13. SECURED PARTY APPOINTED ATTORNEY-IN-FACT; SECURED PARTY PERFORMANCE.

        (a) SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and (b) to receive, endorse and collect any instruments or other Investments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

        (b) PERFORMANCE BY SECURED PARTY. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 16.

        SECTION 14. REMEDIES.

        (a) TRANSFER OR SEQUESTRATION OF COLLATERAL AFTER EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, Secured Party may instruct Securities Intermediary to (i) sell or redeem any Investments, (ii) transfer any or all of the Collateral to any account designated by Secured Party, including account or accounts established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (iii) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (iv) otherwise deal with the Collateral as directed by Secured Party.

        (b) RIGHTS OF SECURED PARTY AFTER EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral), and Secured Party may also in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

        (c) AGREEMENT AS TO MANNER OF SALE. Pledgor hereby agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required before any sale of any of the Collateral pursuant to the terms of this Agreement; PROVIDED THAT, without prejudice to the foregoing, Pledgor agrees that, to the extent notice of any such sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

        (d) DEFICIENCY. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

        SECTION 15. APPLICATION OF PROCEEDS. If any Event of Default shall have occurred and be continuing, all cash included as Collateral and all proceeds received by Secured Party in respect of any sale or redemption of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by or for Secured Party as Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

        FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or reasonably incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 16;

        SECOND: To the payment of all other Secured Obligations in accordance with the Credit Agreement; and

        THIRD: To the payment to or upon the order of Pledgor, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

        SECTION 16. LIMITATIONS ON DUTIES; EXCULPATION; INDEMNITY; EXPENSES.

        (a) SECURITIES INTERMEDIARY.

                (i) LIMITATION ON DUTIES. Securities Intermediary's duties hereunder are only those specifically provided herein, and Securities Intermediary shall incur no liability whatsoever for any actions or omissions hereunder except for any such liability arising out of or in connection with Securities Intermediary's gross negligence or willful misconduct. Securities Intermediary has no obligation to inquire into, or to ensure, the sufficiency of this Agreement or the arrangements described hereunder to satisfy any objectives of Secured Party or Pledgor. Securities Intermediary shall have no duty to supervise or to provide investment counseling or advice to Pledgor or Secured Party with respect to the purchase, sale, retention or other disposition of any Financial Assets held hereunder. Except as specifically otherwise provided in this Agreement, Securities Intermediary shall not be responsible for enforcing compliance by the other parties to this Agreement with their respective duties and obligations to each other under this or any other Agreement.

                (ii) CONSULTATION WITH COUNSEL. Securities Intermediary may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

                (iii) INDEMNIFICATION. Pledgor agrees to indemnify Securities Intermediary from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees and expenses) in any way relating to, growing out of or resulting from this Agreement or the performance of its obligations hereunder, except to the extent arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct.

                (iv) REASONABLE RELIANCE. Securities Intermediary shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given (A) by Secured Party with respect to any aspect of the operation of the Disbursement Account (including any such instructions relating to any investment or transfer of any amounts held therein or (B) by Pledgor, to the extent provided in Section 4(b), with respect to the Disbursement Account.

        (b) SECURED PARTY.

                (i) EXCULPATION. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made, held or sold pursuant to Section 4, except for a loss resulting from Secured Party's gross negligence or wilful misconduct in complying with Section 4, or (f) determining (i) the correctness of any statement or calculation made by Pledgor in any written or telex (tested or otherwise) instructions or (ii) whether any transfer to the Disbursement Account is proper. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind. In addition to the foregoing and without limiting the generality thereof, Secured Party shall not be responsible for any actions or omissions of Securities Intermediary.

                (ii) INDEMNIFICATION. Pledgor agrees to indemnify Secured Party and each Lender from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.

                (iii) REASONABLE RELIANCE. Secured Party shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given by Pledgor, to the extent provided in Section 4(b), with respect to any Investments of any amounts held for the credit of the Disbursement Account.

                (iv) EXPENSES. Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may reasonably incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

        SECTION 17. RESIGNATION AND REMOVAL OF SECURITIES INTERMEDIARY.

        (a) REMOVAL. Securities Intermediary may be removed at any time by written notice given by Secured Party to Securities Intermediary and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party and shall have accepted such appointment in writing.

        (b) RESIGNATION. Securities Intermediary may resign at any time by giving not less than thirty days' written notice to Secured Party and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Securities Intermediary shall not have been delivered to the resigning Securities Intermediary within thirty days after the giving of any such notice of resignation, the resigning Securities Intermediary may, at the expense of Pledgor, petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary.

        (c) SUCCESSOR SECURITIES INTERMEDIARY. Any successor Securities Intermediary shall be (i) Goldman, Sachs & Co., (ii) The Bank of Nova Scotia Trust Company of New York, or (iii) a corporation qualified to, and located in, New York, which (A) is subject to supervision or examination by the applicable Governmental Authority, (B) has a combined capital and surplus of at least Five Hundred Million Dollars (US$500,000,000), (C) has a long-term credit rating of not less than "A-" or "A3", respectively, by any Rating Agency; and PROVIDED, THAT any such bank with a long-term credit rating of "A-" or "A3"' shall not cease to be eligible to act as Securities Intermediary upon a downward change in either such rating of no more than one category or grade of such minimum rating, as the case may be. If any successor Securities Intermediary does not accept deposits for non-fiduciary customers it may establish, in its name as custodian under this agreement, appropriate deposit accounts ("SUBSTITUTE DEPOSIT ACCOUNTS") to hold any cash balances which would otherwise have been held for the credit of the Pledgor. The Substitute Deposit Accounts may be established with any depository institution, including a depository institution affiliated with the successor Securities Intermediary, that (1) has one of the three highest deposit ratings available from any Rating Agency or, if the institution is not rated, is a subsidiary of a holding company that has one of the three highest long term credit ratings available from any Rating Agency, (2) is a member of the Federal Deposit Insurance Corporation, and (3) has Tier 1 capital (as defined in such regulations of its primary Federal banking regulator) of not less than $500,000,000. In such circumstances, the successor Securities Intermediary shall credit the Substitute Deposit Account to the Disbursement Account.

        (d) PROCESS OF SUCCESSION. Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the resigning or removed Securities Intermediary shall transfer all items of Collateral held by it to such successor (which items of Collateral shall be transferred to an appropriate new Disbursement Account established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor; PROVIDED THAT the provisions of Section 16(a) hereof shall continue to inure to the benefit of the resigning or removed Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement while it was Securities Intermediary hereunder.

        SECTION 18. CONTINUING SECURITY INTEREST; TERMINATION OF OBLIGATIONS OF SECURITIES INTERMEDIARY. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Termination Date, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party), and Lenders and their respective successors, transferees and assigns. On the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof. Securities Intermediary shall not be released from its obligations hereunder, and shall continue to maintain any Collateral in accordance with this Agreement, until notified in writing by Secured Party that this Agreement has terminated and so long as Secured Party has not withdrawn such notification.

    (a) In the event that any part of the Collateral is withdrawn in accordance with the Credit Agreement, such Collateral will be transferred or otherwise disposed of, and released free and clear of the Liens created by this Agreement and the Administrative Agent, at the reasonable request and expense of the Pledgor, will duly and promptly assign, transfer, deliver and release to the Pledgor or its designee (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so transferred or otherwise disposed of or released. In connection with any disposition or release pursuant to this Section 18, the Administrative Agent shall, at the Pledgor's expense, execute and deliver to the Pledgor such documents (including UCC-3 termination statements) as the Pledgor may reasonably request.

        SECTION 19. SECURED PARTY AS DISBURSEMENT BANK.

        (a) AGENCY. Secured Party has been appointed to act as Secured Party hereunder by Lenders pursuant to the Credit Agreement. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement.

        (b) IDENTITY OF AGENT. Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and substitution of a successor Administrative Agent pursuant to the Credit Agreement shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Secured Party (which as appropriate shall be credited to, and held for the credit of, any new Disbursement Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

        SECTION 20. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

        SECTION 21. NOTICES. Any communications between the parties hereto or notices provided herein to be given may be given to the address of the party as set forth under such party's name on the signature pages hereof. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person,
(b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Banking Day; PROVIDED, HOWEVER, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

        SECTION 22. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        SECTION 23. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

        SECTION 24. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

        SECTION 25. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. FOR PURPOSES OF ARTICLE 8 OF THE UCC SECURITIES INTERMEDIARY'S JURISDICTION SHALL BE NEW YORK.

        SECTION 26. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address provided in Section 21, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

        SECTION 27. WAIVER OF JURY TRIAL. PLEDGOR, SECURITIES INTERMEDIARY AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

        SECTION 28. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

                                                                    Exhibit 10.4

        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                                PLEDGOR:

                                   LAS VEGAS SANDS, INC.,
                                   a Nevada corporation


                                   By: /s/ Harry Miltenberger
                                      ---------------------------------------
                                       Name: Harry Miltenberger
                                       Title: Vice President Finance

                                   Notice Address:  3355 Las Vegas Blvd South
                                                    Room 1A
                                                    Las Vegas, Nevada 89109

                                   Facsimile Number: (702) 733-5499

                                   VENETIAN CASINO RESORT, LLC,
                                   a Nevada limited liability company


                                   By:  LAS VEGAS SANDS INC., its managing
                                        member

                                        By: /s/ Harry Miltenberger
                                           ----------------------------------
                                            Name: Harry Miltenberger
                                            Title: Vice President Finance

                                   Notice Address:  3355 Las Vegas Blvd South
                                                    Room 1A
                                                    Las Vegas, Nevada 89109

                                   Facsimile Number: (702) 733-5499

                            SECURITIES INTERMEDIARY:

                                   THE BANK OF NOVA SCOTIA, a Canadian
                                   chartered bank

                                   By: /s/ Alan W. Pendergast
                                      -----------------------------------------
                                       Name: Alan W. Pendergast
                                       Title: Managing Director

                                   Notice Address:   The Bank of Nova Scotia
                                                     580 California Street
                                                     San Francisco, CA 94104
                                   Attention:        Alan Pendergast
                                                     Relationship Manager
                                   Facsimile Number: (415) 397-0791

                                   with a copy to:   The Bank of Nova Scotia
                                                     600 Peachtree Street, N.E.
                                                     Atlanta, GA 30308
                                   Attention:        Robert Ivy
                                   Facsimile Number: (404) 877-1595


                                 SECURED PARTY:

                                   THE BANK OF NOVA SCOTIA, a Canadian
                                   chartered bank, as Disbursement Bank under the Credit Agreement

                                   By: /s/ Alan W. Pendergast
                                      -----------------------------------------
                                       Name: Alan W. Pendergast
                                       Title: Managing Director

                                   Notice Address:   The Bank of Nova Scotia
                                                     580 California Street
                                                     San Francisco, CA 94104
                                   Attention:        Alan Pendergast
                                                     Relationship Manager
                                   Facsimile Number: (415) 397-0791

                                   with a copy to:   The Bank of Nova Scotia
                                                     600 Peachtree Street, N.E.
                                                     Atlanta, GA 30308
                                   Attention:        Robert Ivy
                                   Facsimile Number: (404) 888-8998

                                       -2-